As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERINA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1436829
(State of incorporation)	(I.R.S. Employer Identification No.)

601 Genome Way, Suite 2001 Huntsville, Alabama	35806
(Address of Principal Executive Offices)	(Zip Code)

Serina Therapeutics, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Steven Ledger

Chief Executive Officer
Serina Therapeutics, Inc.

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Name and address of agent for service)

(256) 327-9630

(Telephone number, including area code, of agent for service)

Copies to:

Scott Ludwig

Stephen Hinton

Bradley Arant Boult Cummings LLP

200 Clinton Avenue Huntsville Alabama 35801

(256) 517-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Serina Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) to register 2,000,000 additional shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance under the Company’s 2024 Equity Incentive Plan (the “2024 Plan”), which was approved by our stockholders at the 2026 Annual Meeting of Stockholders held on June 17, 2026.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2024 (Registration No. 333-280250), April 2, 2025 (Registration No. 333-286343), and March 25, 2026 (Registration No. 333-294614), including each of the documents filed with the SEC and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference in this Registration Statement the documents listed below, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(i)	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and Form 10-K/A, filed with the SEC on March 27, 2026 (“Annual Report”);

(ii)	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2026;

(iii)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 14, 2026 and for the quarterly period ended June 30, 2026, filed with the SEC on August 13, 2026;

(iv)	all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2025 (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

(v)	the disclosures set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-279121), filed with the SEC on May 3, 2024, and any other amendment or report filed for the purpose of updating such description; and

(vi)	our Current Reports filed on Form 8-K with the SEC on January 15, 2026, January 28, 2026, March 23, 2026, Apil 21, 2026, and June 24, 2026.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5.1 *	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.
10.1	Serina Therapeutics Inc. 2024 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2024).
10.2	First Amendment to the Serina Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2026).
23.1 *	Consent of Frazier & Deeter, LLC
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
107 *	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on August 13, 2026.

SERINA THERAPEUTICS, INC.

By:	/s/ Steven Ledger
Steven Ledger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Ledger and Gregory S. Curhan, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 with any completions, additions, deletions or other changes that Mr. Ledger or Mr. Curhan shall deem necessary, appropriate or advisable, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balkrishan (Simba) Gill	Co-Chairman of the Board of Directors	August 13, 2026
Balkrishan (Simba) Gill

/s/ Gregory Bailey	Co-Chairman of the Board of Directors	August 13, 2026
Gregory Bailey

/s/ Steven Ledger	Chief Executive Officer and Director	August 13, 2026
Steven Ledger	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	August 13, 2026
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Farrell Simon	Director	August 13, 2026
Farrell Simon

/s/ Stephen Brannan	Director	August 13, 2026
Stephen Brannan

/s/ Jay Venkatesan	Director	August 13, 2026
Jay Venkatesan

/s/ Richard Marshall	Director	August 13, 2026
Richard Marshall

/s/ Karen Wilson	Director	August 13, 2026
Karen Wilson